                                                                    EXHIBIT 25.1

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       Statement of Eligibility Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(B)(2)

                            FIFTH THIRD BANK, INDIANA
               (Exact name of trustee as specified in its charter)

                                     Indiana
     (Jurisdiction of incorporation or organization if not a national bank)

                                   38-3307634
                      (I.R.S. Employer Identification No.)

                    251 N. Illinois Street, Indianapolis, IN
                    (Address of principal executive offices)

                                      46204
                                   (Zip Code)

                                Michael J. Alley
                     10327 Windemere, Carmel, Indiana 46032
            (Name, address and telephone number of agent for service)

                              STEEL DYNAMICS, INC.
               (Exact name of obligor as specified in its charter)

                                     Indiana
         (State or other jurisdiction of incorporation or organization)

                                   35-19299476
                      (I.R.S. Employer Identification No.)

            6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana
                    (Address of principal executive offices)

                                      46804
                                   (Zip Code)

                               9 1/2% Senior Notes
                       (Title of the indenture securities)

ITEM 1. GENERAL INFORMATION.

                  Furnish the following information as to the trustee -

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Ohio Department of Financial Institutions
                  402 W. Washington St.
                  Room W-066
                  Indianapolis, IN 462011

                  Federal Reserve Bank of Cleveland
                  East Sixth Street and Superior Avenue
                  Cleveland, Ohio 44101

                  Federal Deposit Insurance Corporation,
                  Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                  Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

ITEMS 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 14 AND 15 ARE NOT APPLICABLE BY VIRTUE OF THE ANSWER TO ITEM 13.

ITEM 13. DEFAULTS BY THE OBLIGOR.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

None.

         (b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

None.

ITEM 16. LIST OF EXHIBITS.

                  List below all exhibits filed as a part of this statement of eligibility.

         (1) A copy of the Certificate of Incorporation of the trustee as now in effect.

         (2) A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1)

         (3) A copy of the authorization of the trustee to exercise corporate trust powers.

         (4) A copy of the existing code of regulations of the trustee incorporating amendments to date.

         (5)      A copy of each indenture referred to in Item 4.

         (6) The consent of the trustee required by Section 321 (b) of the Trust Indenture Act of 1939.

         (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         (8) A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         (9) Foreign trustees are required to file a consent to service of process of Form F-X

                                    SIGNATURE

                  Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Fifth Third Bank, Indiana, a corporation organized and existing under the laws of the State of Indiana, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Indianapolis and the State of Indiana, on the 17th day of September, 2002.

                                        FIFTH THIRD BANK, INDIANA

                                        By: /s/ George L. Bawcum
                                           ---------------------
                                        Its: Trust Officer
                                            --------------------

                                    EXHIBIT 1

                                                                 APPROVED BY THE
                                            DEPARTMENT OF FINANCIAL INSTITUTIONS
                                                         OF THE STATE OF INDIANA

                                                           _____________________
                                                               (Date & Seal)

                                                           _____________________
                                                                  DIRECTOR

                            ARTICLES OF INCORPORATION
                                       OF

                            Fifth Third Bank, Indiana
                            -------------------------
                            (Name)

                            Indianapolis, Marion County, Indiana
                            ------------------------------------
                            (City, County and State)

The undersigned being one or more natural persons, all of whom are at least (18) years of age and at least a majority of whom are citizens of the State of Indiana, having been designated as incorporators by the subscribers to the capital stock of the proposed corporation hereafter named do hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

         Section 1. Conversion. This corporation is formed as the result of the conversion of Old Kent Bank, National Association, Jonesville, Michigan, a national banking association to a state chartered commercial bank.

Upon conversion, the resulting state chartered commercial bank shall possess all of the rights, privileges, immunities, and powers of a state chartered commercial bank, unless otherwise provided in I.C. 28-3-2, is subject to all of the duties, restrictions, obligations, and liabilities of a state chartered commercial bank; and succeeds by operation of law to all rights and property of the converting national association and shall be subject to all debts, obligations and liabilities of the converting national association as if the state chartered commercial bank had incurred the debts and liabilities.

         Section 2. Principal Office. The post office address of the principal office of the corporation shall be 251 North Illinois Street,
                                      Street/P.O. Box

Indianapolis,        Marion County,       Indiana                  45205.
--------------------------------------------------------------------------------
City                 County                State                  Zip Code

         Section 3. Purpose. The purpose(s) for which this corporation is formed is (are) Please see Continuation Sheets

         Section 4. Period of Existence. The period during which the corporation shall continue is perpetual.

         Section 5. Effective Date of Incorporation. The effective date of these Articles of Incorporation shall be on/before Please see Continuation Sheets

                         Month          Day             Year


                                   ARTICLE II

                                     CAPITAL

         Section 1. Initial Capital. The amount of capital with which the Corporation will begin business is $4,000,000.00.

         Section 2. Authorized Shares. The total number of shares the Corporation is to have the authority to issue is 4,000,000.

         Section 3. Terms of Shares. The authorized shares shall be designated as common stock with a par value of $1.00 per share.

         Section 4. Voting Rights. Unless the Articles of Incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholders' meeting.

                                   ARTICLE III

                                 INCORPORATOR(S)

The name(s) and post office address(es) of the incorporator(s) is (are) as follows:

Michael J. Alley     10327 Windemere, Carmel, Indiana  46032
--------------------------------------------------------------------------------
Name                 Post Office Box

-----------------------------------------------
Name                 Post Office Box

-----------------------------------------------
Name                 Post Office Box

                                   ARTICLE IV

                                    DIRECTORS

         Section 1. Number of Directors. The number of Directors of the corporation shall not be less than three nor greater than _15_. The exact number may be established in the bylaws.

         Section 2. Name of Directors. The names and post office address of each member of the Board of Directors are as follows:

        Please see Continuation Sheets
-----------------------------------------------------------
Name                    Post Office Box


----------------------------------------------------
Name                    Post Office Box


----------------------------------------------------
Name                    Post Office Box


----------------------------------------------------
Name                    Post Office Box


----------------------------------------------------
Name                    Post Office Box


----------------------------------------------------
Name                    Post Office Box


----------------------------------------------------
Name                    Post Office Box

                            ARTICLES OF INCORPORATION
                                       OF

                            FIFTH THIRD BANK, INDIANA
                              INDIANAPOLIS, INDIANA

                               Continuation Sheets

Article I, Section 3, Purpose:

         The purpose for which this corporation is formed is to:

                  Conduct and carry on the business of the bank incorporated under the laws of the State of Indiana and to transact any and all business which such corporations are authorized and empowered to transact under any and all of the provisions of the laws of Indiana, with all the powers and privileges and subject to all the duties, restrictions and liabilities set forth in the general laws relating to such corporations and all acts in amendment thereof or supplemental thereto.

Article I, Section 5, Effective Date of Incorporation:

         The effective date of these Articles of Incorporation shall be on May 29, 2001. For purposes of I.C. 28-2-17-20.1 and in accordance with the National Bank Act, 12 U.S.C. Section 214b, the corporation, upon conversion, shall be considered the same business and corporate entity as the national banking association formerly known as Old Kent Bank, National Association, whose existence commenced on March 1, 1997, although as to rights, powers, and duties the resulting bank is a state bank.

Article IV, Section 2. Names of Directors.

         The names and post office address of each member of the Board of Directors are as follows:

NAME                                   ADDRESS

Adams, Marlin D.                       Pro-Form Plastics, Inc.
                                       2514 Chestnut Street
                                       Columbus, IN 47201

Alley, Michael James                   10327 Windemere
                                       Carmel, IN  46032

Eberle, Frank J.                       First Insurance Group, Inc.
                                       1405 N. College Ave.
                                       Bloomington, IN  47404

Grossnickle, Ted                       Johnson, Grossnickle & Associates
                                       P.O. Box 576
                                       Franklin, IN  46131

McWhirter, William                     Fifth Third Bank, Indiana
                                       251 N. Illinois St., Suite 1000
                                       Indianapolis, IN  46204

Myers, Donald Leroy                    Poindexter Excavating, Inc.
                                       10445 E. 56th St.
                                       Indianapolis, IN  46236

Perry, Eston L.                        Oakley Corporation
                                       8 South 16th St.
                                       Terre Haute, IN  47807

Slash, Joseph                          IPALCO Enterprises, Inc.
                                       P.O. Box 1595
                                       Indianapolis, IN 46206

James Bawden Sturges                   1214 East State Rd. 46
                                       Greensburg, IN  47240

Jeffrey Wilson                         Purdue Research Foundation
                                       3000 Kent Ave., Suite C2-100
                                       West Lafayette, IN  47906

William C. Wilson                      Central Funk Insurance Company
                                       523 Central Avenue
                                       Connersville, IN  47331

Gerald L. Wissel                       Fifth Third Bancorp
                                       38 Fountain Square Plaza
                                       Cincinnati, Ohio 45263

         Each director shall serve until the next annual meeting of shareholders and until his or her respective successor is duly elected and qualified or until his or her earlier resignation or removal.

Article V. Provisions for Regulation of Business and Conduct of Corporation.

         The corporation may indemnify any director, officer, employee or their heirs, executors, or administrators to the fullest extent permitted by law according to the provisions set forth in the By-laws of the corporation.

                                    ARTICLE V

                      PROVISIONS FOR REGULATION OF BUSINESS
                      AND CONDUCT OF AFFAIRS OF CORPORATION

Any other provisions, consistent with the laws of Indiana, for the regulation of the business and conduct of the affairs of the corporation.

Please see Continuation Sheets
-----------------------------------------------------------

------------------------------------------------

------------------------------------------------

The undersigned incorporator(s) represent to the Indiana Department of Financial Institutions and the Indiana Secretary of State that prior to the execution of these articles the subscribers to the capital stock of this corporation fully complied with the accompanying requisites contained in IC 28-12-4-1 and IC 28-3-2.

In witness I (we) have signed this


22 day of May, 2001.

                                       ____________________
                                         (Incorporator)

                                       ____________________
                                         (Incorporator)

                                       ____________________
                                         (Incorporator)

STATE OF INDIANA  )
                  ) SS:
COUNTY OF MARION  )


The undersigned, a Notary Public, certifies that Michael J. Alley being the sole the incorporator(s) referred to in the Articles of Incorporation, personally appeared before me, acknowledged the execution and swore to the truth of the facts stated.


WITNESS MY SIGNATURE THIS 22ND DAY OF MAY, 2001.

                             _______________________
                                Witness Signature

                             _______________________
                                Printed Signature


My commission expires on March          18th            2007.
                         Month           Day            Year


This instrument was prepared by William E. Stern, Esq., Goodwin Procter LLP

Attorney at Law, Exchange Place, Boston, Massachusetts 02109
                    Address      City       State      Zip

The above Articles of Incorporation must be prepared and signed in quadruplicate by all of the incorporators and must be acknowledged by the incorporators before a notary public. The articles must be submitted in quadruplicate to the Department of Financial Institutions of Indiana for approval.

                                   EXHIBIT 2

                        CERTIFICATE OF AUTHORITY OF THE
                          TRUSTEE TO COMMENCE BUSINESS
                            (INCLUDED IN EXHIBIT 1)

                                    EXHIBIT 3

                   A COPY OF THE AUTHORIZATION OF THE TRUSTEE
                       TO EXERCISE CORPORATE TRUST POWERS

                                 [See Attached]

                                STATE OF INDIANA

                      DEPARTMENT OF FINANCIAL INSTITUTIONS

         I, CHARLES W. PHILLIPS, DIRECTOR of the DEPARTMENT OF FINANCIAL INSTITUTIONS, of the State of Indiana, hereby certify that the following is a true statement:

         FIFTH THIRD BANK, INDIANA, INDIANAPOLIS, MARION COUNTY, INDIANA IS A STATE CHARTERED COMMERCIAL BANK AND IS DULY AUTHORIZED TO DO BUSINESS IN THE STATE OF INDIANA.

as the same appears on file, as the law directs, in the office.



                                             IN WITNESS WHEREOF, I have hereunto
                                    set my hand and affixed the seal of the
                                    DEPARTMENT OF FINANCIAL INSTITUTIONS, of the
                                    State of Indiana, at the City of
                                    Indianapolis, this ___ day of ______, 2002.

                                    DEPARTMENT OF FINANCIAL INSTITUTIONS

                                    By:   /s/ Charles W. Phillips
                                        -----------------------------
                                            DIRECTOR

                                    EXHIBIT 4

                  A COPY OF THE EXISTING BYLAWS OF THE TRUSTEE
                        INCORPORATING AMENDMENTS TO DATE

                                 [See Attached]

                       BYLAWS OF FIFTH THIRD BANK, INDIANA

                                   ARTICLES I
                                  SHAREHOLDERS

         SECTION 1. MEETINGS. The annual meeting of the Shareholders shall be held at the principal office of the Corporation at such hour, as may be fixed in the notice of such meeting, and on such date, not earlier than the second Thursday of January or later than the third Thursday of April of each year, as shall be fixed by the Board of Directors and communicated in writing to the Shareholders not later than twenty (20) days prior to such meeting.

         SECTION 2. QUORUM. Shareholders, whether in person or by lawful proxies, representing a majority in amount of the outstanding stock of the Corporation, shall constitute a quorum at any Shareholders' meeting. If there be less than a majority in amount of such stock at any meeting, the meeting may be adjourned from time to time.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         SECTION 1. ELECTION AND NUMBER. The Board of Directors shall be elected by the Shareholders. The Board of Directors shall be composed of twelve (12) persons unless this number is changes by the vote of a majority of the Directors in office. The Directors may increase the number to not more than twenty four
(24) persons and may decrease the number to not less than three (3) persons. Any Director's office created by the Directors by reason of an increase in their number may be filled by action of the majority of the Directors in Office.

         SECTION 2. TERM. Directors shall hold office until the expiration of the term for which they were elected, and shall continue in office until their respective successors shall have been duly elected and qualified. Any such term of office shall be no longer than three (3) years.

         SECTION 3. QUALIFICATIONS AND COMPENSATION. No person shall serve as a Director who does not meet the qualification requirements of the applicable laws of Indiana. Each Director shall be entitled to receive such compensation for attendance at meetings of the Board of Directors or Committees thereof as the Board of Directors may, from time to time, fix.

         SECTION 4. REPLACEMENT OR REMOVAL. Directors may be replaced or removed as provided by the laws of Indiana, provided that Directors may be removed without cause only by an affirmative vote of not less than two-thirds (2/3) of the outstanding shares of the Corporation.

         SECTION 5. VACANCIES. Any vacancy occurring in the Board of Directors may be filed by the Board of Directors until an election to fill such vacancy is had.

         SECTION 6. QUORUM. A majority of the whole authorized number of Directors, as the same shall be established from time to time in accordance with
Section 1 of these Bylaws, shall
constitute a quorum for a meeting of the Directors, except that a majority of the Directors in office constitute a quorum for the filling of a vacancy or vacancies of the Board.

         SECTION 7. MEETINGS OF THE BOARD. Regular meetings of the Board of Directors shall be held on the third Thursday of each month, or at such other times as may be determined by the Board of Directors. Except as otherwise provided by the laws of Indiana, any business may be transacted at any regular meeting of the Board of Directors. Special meetings shall be held upon the call of the Chairman of the Board, if one be elected, or by the President, or in their absence, by a Vice President or any three (3) Directors.

         SECTION 8. NOTICE OF MEETINGS. The Secretary shall give notice of each meeting of the Board of Directors, whether regular or special, to each member of the Board.

         SECTION 9. COMMITTEES.

         9.1 EXECUTIVE COMMITTEE. The Board of Directors shall appoint an Executive Committee consisting of at least one (1) member of the Board of Directors. Such executive Committee members shall serve until their successors are appointed. A majority of the members of said Committee shall constitute a quorum. The Executive Committee shall conduct the business of the Corporation and shall have all the powers of the Board of Directors when said Board is not in session, except that of declaring a dividend and as otherwise prescribed by Indiana law. The Secretary of the Corporation shall keep a record of the Committee's proceedings, which, signed by the Chairman of the Committee, shall be presented at the meetings of the Committees and at the meetings of the Board of Directors.

         9.2 OTHER COMMITTEES. The Chairman of the Board, Chief Executive Officer or President, may appoint such additional Committees, by and with approval of the Board of Directors, as may be deemed desirable or necessary.

         Each such Committee, so appointed, shall have such powers and perform such duties, not inconsistent with the applicable laws of Indiana, as may be delegated to it by the Board of Directors.

         SECTION 10. INDEMNIFICATION. The Corporation shall indemnify each Director and each Officer of the Corporation, and each person employed by the Corporation who serves at the written request of the President of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by the applicable laws of Indiana. The term "Officer" as used in this Section shall include the Chairman of the Board and the Vice Chairman of the Board if such offices are filled, the Chief Executive Officer, the President, each Vice President, each Affiliate Director, the Treasurer, the Secretary, the Cashier, the Controller, the Auditor, the Counsel and any other person who is specifically designated as an "Officer" within the operation of this Section by action of the Board of Directors. The Corporation may indemnify assistant Officers, employees and others by action of the Board of Directors to the extent permitted by the applicable laws of Indiana.

                                   ARTICLE III
                                    OFFICERS

         SECTION 1. ELECTION OF OFFICERS. The Board of Directors at the first meeting after the election of Directors may elect one of its own number Chairman of the Board and one of its own number Vice Chairman of the Board, and it shall elect one of its own number President. It may also elect a Chief Executive Officer, one or more Vice Presidents (one or more of whom may be designated Executive Vice President and/or Senior Vice President and/or Vice President and Trust Officer), one or more Affiliate Directors, a Cashier, a Secretary, and a Treasurer, and it may appoint such other officers as the Board may deem advisable. The Corporation may also elect a Chief Executive Officer, President, Chief Financial Officer, Secretary and/or Treasurer for each affiliate of the Corporation as determined appropriate from time to time by the Board of Directors, which such officers having the name of such affiliate appended to his or her title (e.g., President (Southern)). Any two or more offices may be held by the same person except that the duties of the President and the Secretary may not be performed by the same person. Officers so elected shall hold office during the term of the Board by whom they are elected, subject to the power of the Board to remove them at its discretion. They shall be bonded in such amount and with such surety or securities as the Board of Directors shall require.

         SECTION 2. POWERS AND DUTIES. The Chairman of the Board of Directors, if the office be filled, otherwise the Vice Chairman of the Board of Directors, if the office be filled, otherwise the President shall preside at all meetings of the Shareholders and the Board of Directors, shall be responsible for the supervision and control over the business of the Corporation and shall serve at the pleasure of the Board of Directors. In the absence of disability of any of the foregoing officers, their respective duties shall be performed by the Chairman of the Board, Vice Chairman of the Board, the President, or by a Vice President specifically designated by the Board of Directors, in the order named.

         The Secretary, or in his absence or disability, the assistant Secretary, shall act, ex officio, as Secretary of all meetings of the Shareholders, the Board of Directors and the Executive Committee. The other officers of the Corporation shall have such powers and duties as usually and customarily attached to their offices.

                                   ARTICLE IV
                          AFFILIATE BOARDS OF DIRECTORS

         SECTION 1. AFFILIATE BOARDS OF DIRECTORS. The Board of Directors may elect such of its members and Officers of the Corporation (whether or not such other persons are employed by the Corporation) in such numbers as the Board of Directors deems necessary to form an affiliate board of directors for such affiliates of the Corporation as determined appropriate form time to time by the Board of Directors. As of May 29, 2001, such affiliates are anticipated to be known as: Fifth Third Bank, Indiana (Southern). Any person designated as an Affiliate Director, who is not employed by the Corporation, shall be a Non-Employee Officer of the Corporation. Affiliate Directors so elected shall hold office during the term of the Board by whom they are appointed, subject to the power of the Board to remove them at its discretion and/or until such time as their successors have been duly elected and qualified.

         SECTION 2. POWERS AND DUTIES. The Board of Directors may delegate to each Affiliate Board of Directors the power and authority to take by majority vote of the members of such Affiliate Board of Directors any and all such actions that may be legally delegated by the Board of Directors to any one or more officers of the Corporation pursuant to the laws of Indiana. Any action taken by any Affiliate Director pursuant to the direction given or authorization granted to him or her by such Affiliate Board of Directors shall constitute the valid and legal act of the Corporation pursuant to the approval and authorization of the Board of Directors.

         SECTION 3. EXECUTIVE COMMITTEES. Each Affiliate Board of Directors shall appoint an Executive Committee consisting of at least one(1) member of the respective Affiliate Board of Directors. Such executive Committee shall serve until their successors are appointed. The Board of Directors may delegate to each such Executive Committee of an Affiliate Board of Directors any and all such actions that may be legally delegated to the respective Affiliate Board of Directors pursuant tot he laws of Indiana. Any action taken by any officer of the Corporation pursuant to the direction given or authorization granted to him or her by such Executive Committee shall constitute the valid and legal act of the Corporation pursuant to the approval and authorization of the Board of Directors.

                                    ARTICLE V
                              CERTIFICATES OF STOCK

         SECTION 1. FORM. Certificates for shares of stock shall be signed by the Chairman of the Board, or by the President, or by one of the Vice Presidents, and by the Secretary or Treasurer or by the Cashier or an Assistant Cashier, shall contain such statements as are required by applicable Indiana Law, and shall otherwise be in such form as the Board of Directors may, from time to time, require.

         SECTION 2. TRANSFERS. Shares shall be transferable on the books of the Corporation by the holders thereof in person or by duly authorized attorney upon surrender of the certificates therefor with duly executed assignment endorsed thereon or attached thereto.

         SECTION 3. CLOSING OF TRANSFER BOOKS. The books for the transfer of the stock of the Corporation shall be closed for at least five (5) days preceding the annual meeting of Shareholders, and may be closed by order of the Board of Directors, or Executive Committee, for a like period before any other meeting of the Shareholders.

                                   ARTICLE VI
                                   AMENDMENTS

         These bylaws may be changed, and new bylaws adopted by the vote of a majority of the Board of Directors.

                                    EXHIBIT 5


                 A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4

                                (NOT APPLICABLE)

                              EXHIBIT 6 TO FORM T-1

                             THE CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of 9 1/2% Senior Notes of STEEL DYNAMICS, INC., Fifth Third Bank, Indiana hereby consents that reports of examination by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                            FIFTH THIRD BANK, INDIANA


                            By: /s/ George L. Bawcum
                               -----------------------
                                        Its: Trust Officer
                                             ------------------

                                    EXHIBIT 7

             A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE
                  PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS
                    OF ITS SUPERVISING OR EXAMINING AUTHORITY

                                 [See Attached]

Fifth Third Bank, Indiana
---------------------------------
Legal Title of Bank

Indianapolis
---------------------------------
City

IN           46204
---------------------------------
State       Zip Code

FDIC Certificate Number - 34434
---------------------------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                     Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
ASSETS

1.    Cash and balance due from depository institutions (from Schedule RC-A):                         RCON
      a.    Noninterest-bearing balances and currency and coin (1)                                    0081      163,687       1.a
      b.    Interest-bearing balances (2)                                                             0071          865       1.b
2.    Securities:
      a.    Held-to-maturity securities (from Schedule RC-B, column A)                                1754            0       2.a
      b.    Available-for-sale securities (from Schedule RC-B, column D)                              1773    3,134,836       2.b
3.    Federal Funds sold and securities purchased under agreements to resell                          RCON
      A.    FEDERAL FUNDS SOLD IN DOMESTIC OFFICES                                                    B987    1,362,143       3.a
      B.    SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL (3)                                       B989            0       3.b
4.    Loans and lease financing receivables (from Schedule RC-C):
      a.    Loans and leases held for sale                                                            5369            0       4.a
      b.    Loans and leases, net of unearned income                                    B528     3,576,468                    4.b
      c.    LESS: Allowance for loan and lease losses                                   3123        52,422                    4.c
      d.    Loans and leases, net of unearned income and allowance (Item 4.b
            minus 4.c)                                                                                B529    3,524,046       4.d
5.    Trading assets (from Schedule RC-D)                                                             3545            0       5.
6.    Premises and fixed assets (including capitalized leases)                                        2145       86,218       6.
7.    Other real estate owned (from Schedule RC-M)                                                    2150        3,464       7.
8.    Investments in unconsolidated subsidiaries and associated companies (from
      Schedule RC-M)                                                                                  2130            0       8.
9.    Customers' liability to this bank on acceptances outstanding                                    2155            0       9.
10.   Intangible assets                                                                                                       10.
      a.    Goodwill                                                                                  3163       22,348       10.a
      b.    Other intangible assets (from Schedule RC-M)                                              0426           13       10.b
11.   Other assets (from Schedule RC-F)                                                               2160      293,759       11.
12.   Total Assets (sum of items 1 through 11)                                                        2170    8,591,379       12.

--------
(1)   Includes cash items in process of collection and unposted debits.

(2)   Includes time certificates of deposits not held for trading.

(3) INCLUDES ALL SECURITIES RESALE AGREEMENTS IN DOMESTIC AND FOREIGN OFFICES, REGARDLESS OF MATURITY.

Fifth Third Bank, Indiana
------------------------------------
Legal Title of Bank

FDIC Certificate Number - 34434
------------------------------------

SCHEDULE RC - CONTINUED

                                                                                                    Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES

13.   Deposits:
      a.    In domestic offices (sum of totals of columns A and C                                RCON
            from Schedule RC-E, part 1)                                   RCON                   2200       4,925,659      13.a.
            1.    Noninterest-bearing (1)                                 6631       230,493                               13.a.1.
            2.    Interest-bearing                                        6636     4,695,166                               13.a.2.
      b.    Not applicable
14.   Federal Funds purchased and securities sold under
      agreements to repurchase                                                                   RCON
      A.    FEDERAL FUNDS PURCHASED (2)                                                          B993          52,977      14.a
      B.    SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE (3)                                   B995         560,246      14.b
15.   Trading liabilities (from Schedule RC-D)                                                   3548               0      15
16.   Other borrowed money (includes mortgage indebtedness
      and obligations under capitalized leases)
      (from Schedule RC-M):                                                                      3190       1,829,784      16
17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding                                   2920               0      18
19.   Subordinated notes and debentures (4)                                                      3200               0      19
20.   Other liabilities (from Schedule RC-G)                                                     2930         103,333      20
21.   Total liabilities (sum of items 13 through 20)                                             2948       7,471,999      21
22.   Minority interest in consolidated subsidiaries                                             3000               0      22

EQUITY CAPITAL

23.   Perpetual preferred stock and related surplus                                              3838               0      23
24.   Common Stock                                                                               3230           4,000      24
25.   Surplus (exclude all surplus related to preferred stock)                                   3839         607,632      25
26.   a.    Retained earnings                                                                    3632         476,678      26.a.
      b.    Accumulated other comprehensive income (5)                                           B530          31,070      26.b.
27.   OTHER EQUITY CAPITAL COMPONENTS (6)                                                        A130               0      27

---------------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) REPORT OVERNIGHT FEDERAL HOME LOAN BANK ADVANCES IN SCHEDULE RC, ITEM 16, "OTHER BORROWED MONEY."

(3) INCLUDES ALL SECURITIES REPURCHASE AGREEMENTS IN DOMESTIC AND FOREIGN OFFICES, REGARDLESS OF MATURITY.

(4) Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Fifth Third Bank, Indiana
------------------------------------
Legal Title of Bank

FDIC Certificate Number - 34434
------------------------------------

28.   Total equity capital (sum of items 23 through 27)                                          3210       1,119,380      28

29.   Total liabilities, minority interest and equity
      capital (sum of items 21, 22 and 28)                                                       3300       8,591,379      29

Fifth Third Bank, Indiana
------------------------------------
Legal Title of Bank

FDIC Certificate Number - 34434
------------------------------------

MEMORANDUM

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION

1.    Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
      the bank by independent external auditors as of any date during 2001               RCFD         NUMBER          M.1
                                                                                         6724           N/A


1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2= Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3= Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4= Directors' examination of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm (may be required by state chartering authority)

5= Director's examination of the bank performed by other external auditors (may be required by state chartering authority)

6=    Review of the bank's financial statements by external auditors

7=    Compilation of bank's financial statements by external auditors

8=    Other audit procedures (excluding tax preparation work)

9=    No external audit work

                                    EXHIBIT 8

A COPY OF ANY ORDER PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT

                                (NOT APPLICABLE)

                                    EXHIBIT 9

          FOREIGN TRUSTEES ARE REQUIRED TO FILE A CONSENT TO SERVICE OF
                               PROCESS OF FORM F-X

                                (NOT APPLICABLE)